Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Abdo H. Khoury Chief Financial and Portfolio Officer (949) 718-4400

NHP REPORTS FOURTH QUARTER AND FULL YEAR 2007 EARNINGS

•	2007 INVESTMENTS TOTAL $1.1 BILLION
•	2008 DIVIDEND INCREASED 7.3%
•	ANNUAL REVENUES INCREASED 34.5%
•	NORMALIZED ANNUAL FFO PER SHARE UP 7.8%

(NEWPORT BEACH, California, February 25, 2008)… Nationwide Health Properties, Inc. (NYSE:NHP) today announced its fourth quarter and full year 2007 operating results and investment activity.

“We ended 2007 on a strong note with fourth quarter revenues up 29.1% and normalized FFO per share up 12.5% over fourth quarter 2006 which enabled us to increase our quarterly per share dividend in January 2008 by $0.03, or $0.12 on an annual basis,” commented Douglas M. Pasquale, NHP’s President and Chief Executive Officer. “This has been a successful year for NHP, and the numbers clearly tell the tale. With $376 million of closed investments during the quarter bringing our total for the year to $1.1 billion, an increase in revenues for the year of 34.5%, an increase in normalized FFO per share of 7.8% and a $0.10 increase in the dividend over 2006, this was clearly a year of growth,” Mr. Pasquale added.

2007 FOURTH QUARTER RESULTS

The following table presents selected financial results for the fourth quarter and full year 2007 as compared to the fourth quarter and full year 2006:

SELECTED FINANCIAL RESULTS

($ in thousands, except per share amounts)

Three Months Ended December 31,
Item	2007	2006	Change
Revenues	$89,457	$69,291	$20,166	29.1%
Income from Continuing Operations	$41,935	$18,739	$23,196	123.8%
Net Income	$53,236	$102,757	$(49,521)	(48.2)%
Diluted Income from Continuing Operations Available to Common Stockholders Per Share	$0.42	$0.18	$0.24	133.3%
Diluted Income Available to Common Stockholders Per Share	$0.54	$1.16	$(0.62)	(53.4)%
Diluted FFO	$54,989	$43,590	$11,399	26.2%
Diluted FFO Per Share	$0.56	$0.48	$0.08	16.7%
Normalized Diluted FFO	$53,322	$43,590	$9,732	22.3%
Normalized Diluted FFO Per Share	$0.54	$0.48	$0.06	12.5%

Twelve Months Ended December 31,
Revenues	$329,238	$244,856	$84,382	34.5%
Income from Continuing Operations	$145,969	$65,016	$80,953	124.5%
Net Income	$224,458	$185,577	$38,881	21.0%
Diluted Income from Continuing Operations Available to Common Stockholders Per Share	$1.45	$0.64	$0.81	126.6%
Diluted Income Available to Common Stockholders Per Share	$2.32	$2.19	$0.13	5.9%
Diluted FFO	$203,203	$159,587	$43,616	27.3%
Diluted FFO Per Share	$2.12	$1.93	$0.19	9.8%
Normalized Diluted FFO	$199,571	$159,670	$39,901	25.0%
Normalized Diluted FFO Per Share	$2.08	$1.93	$0.15	7.8%

Funds From Operations (FFO)

FFO is a non-GAAP measure that NHP believes is important to an understanding of its operations. A reconciliation between net income, the most directly comparable GAAP financial measure, and FFO is included in the accompanying financial data. We believe FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance).

The fourth quarter normalized FFO amounts above exclude approximately $1.7 million ($0.02 per share) of previously reserved rent, interest and late charges recognized when paid during the fourth quarter of 2007 on a portfolio that was restructured during the quarter and the full year 2007 normalized FFO amounts include a total of approximately $3.6 million ($0.04 per share) of previously reserved rent, interest and late charges recognized when paid during the third and fourth quarters related to the above mentioned restructuring and one other in the third quarter.

These results also include gains on the sale of certain assets shown in the accompanying income statement that caused the income from continuing operations and net income results in 2007 to be significantly higher than in 2006. These gains totaled $16.1 million ($0.17 per share) in the fourth quarter of 2007 and $46.0 million ($0.50 per share) for the full year 2007. Income from continuing operations does not include the gains on sale or the operations of facilities sold that qualified as discontinued operations for any period presented in the accompanying income statement, however it does include the gains on sale and historical operations of facilities we sold to our unconsolidated joint venture.

NEW INVESTMENTS

The following tables summarize our fourth quarter and full year investment activity:

FOURTH QUARTER 2007 CLOSED INVESTMENTS
Type	Amount (millions)	Unit Price (thousands)		Cap Rate	Initial Yield	CPI Ups	DARM Cover
Senior Housing	$50	$207		9.8%	7.6%	3.0%	1.6x
Long-Term Care	$78	$128		10.8%	8.6%	3.0%	1.5x
Medical Office	$248	$215	/sf	6.5%	6.5%

Total	$376

2007 CLOSED INVESTMENTS
Type	Amount (millions)	Unit Price (thousands)		Cap Rate	Initial Yield	CPI Ups	DARM Cover
Senior Housing	$286	$105		8.9%	8.2%	2.8%	1.3x
CCRC	$39	$74		11.1%	8.8%	2.5%	1.6x
Long-Term Care	$362	$88		11.4%	8.5%	2.4%	1.8x
Medical Office	$327	$204	/sf	6.7%	6.7%

Subtotal	$1,014

Loans	$47				11.0%

Total	$1,061

Included in these numbers are acquisitions from third parties financed through our unconsolidated joint venture which are broken out in our supplemental information package (but excluded are the 19 facilities acquired by the joint venture from us for $227 million during 2007). Approximately 75% of the acquired loans shown above had maturity dates in 2007 and 2008.

2007 FINANCING TRANSACTIONS

During 2007, we issued approximately 7.8 million common shares through our controlled equity offering program at an average price of $31.52 per share resulting in net proceeds of approximately $242.9 million.

On October 1, 2007, we redeemed all 900,485 shares of our Series A Cumulative Preferred Step-Up REIT Securities at their $100 per share redemption value for a total of $90,048,500. The final dividend on these shares was paid concurrently.

On October 19, 2007, we issued $300 million of 6.25% senior unsecured notes maturing on February 1, 2013, resulting in net proceeds of approximately $297 million after deducting underwriting discounts and other expenses. During the months of August and September, we hedged the treasury rate on $250 million of the notes resulting in a cash payment to us of $1.6 million that will reduce our interest expense over the life of the notes.

2008 GUIDANCE

We are initiating our full-year 2008 guidance at this time. For 2008 we will be providing guidance for both FFO and Funds Available for Distribution (FAD). Our diluted FFO per share range is from $2.17 to $2.22. Our diluted FAD per share range is from $2.08 to $2.12. This range includes the effects of the Pacific Medical Buildings transaction announced via a separate press release dated February 25, 2008 and the sale of the Emeritus portfolio mentioned therein. While we expect to continue to make accretive acquisitions during 2008, both our FFO and FAD guidance ranges are before any additional acquisitions, impairments or capital transactions. However, this guidance assumes mortgage loan receivable prepayments and expected dispositions during 2008 as described in our supplemental information package available on our website.

FAD is a non-GAAP measure that we believe is important to an understanding of our operations. We believe FAD is an important supplemental measure of operating performance because it excludes the effects of depreciation and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance) like FFO and it also excludes straight-lined rent and other non-cash items that have become more significant for NHP and our competitors over the last several years. A reconciliation between net income per share and FFO per share and a reconciliation between net income per share and FAD per share for the guidance range is included in the accompanying financial data as we believe net income per share is the most directly comparable GAAP measure.

CONFERENCE CALL INFORMATION

The Company has scheduled a conference call and webcast on Tuesday, February 26, 2008 at 8:30 a.m. Pacific time in order to present the Company’s performance and operating results for the quarter and year ended December 31, 2007. The conference call is accessible by dialing (877) 356-5705 and referencing conference ID number 34719103 or by logging on to our website at

www.nhp-reit.com. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 11:00 a.m. Pacific time that day until 9:00 p.m. Pacific time on Wednesday, March 12, 2008. Callers can access the replay by dialing (800) 642-1687 or (706) 645-9291 and entering conference ID number 34719103. Webcast replays will also be available on our website for at least 12 months following the conference call. The Company’s supplemental information package for the fourth quarter and year ended December 31, 2007 is available on our website, free of charge, at www.nhp-reit.com by selecting financial information followed by analyst information and will also be included in our Current Report on Form 8-K filed February 25, 2008 with the SEC containing this release.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing facilities, long-term care facilities and medical office buildings. The Company has investments in 567 facilities in 43 states. For more information on Nationwide Health Properties, Inc., visit our website at www.nhp-reit.com.

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Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts, including statements regarding the proposed transaction between NHP and Pacific Medical Buildings (“PMB”) and the benefits of the proposed transaction. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with the PMB transaction include (without limitation) the following: delay or failure to obtain third party consents; the exclusion of certain properties (which may include properties described herein) from the transaction; uncertainty as to whether the transaction will be completed; the failure to achieve the perceived advantages from the transaction; larger than expected or unexpected costs associated with the transaction; unexpected liabilities resulting from the transaction; potential litigation associated with the transaction; and the retention of key personnel after the transaction. Other risks and uncertainties associated with our business, many of which will apply to the assets acquired in the PMB transaction, include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent by our tenants; our reliance on two operators for a significant percentage of our revenues; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our medium-term notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by NHP pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Triple net lease rent	$76,492	$62,971	$291,315	$221,797
Medical office building operating rent	6,928	2,798	16,061	9,700

	83,420	65,769	307,376	231,497
Interest and other income	6,037	3,522	21,862	13,359

	89,457	69,291	329,238	244,856
Expenses:
Interest and amortization of deferred financing costs	26,448	24,416	101,703	89,692
Depreciation and amortization	27,505	20,186	96,730	68,771
General and administrative	6,937	3,838	24,429	15,656
Medical office building operating expenses	3,519	2,247	8,622	6,142

	64,409	50,687	231,484	180,261

Income before minority interest and unconsolidated joint venture	25,048	18,604	97,754	64,595
Minority interest in net loss of consolidated joint ventures	73	135	212	421
Income from unconsolidated joint venture	717	—	1,958	—
Gain on sale of facilities to joint venture	16,097	—	46,045	—

Income from continuing operations	41,935	18,739	145,969	65,016
Discontinued operations
Gain on sale of facilities, net	10,783	79,283	72,069	96,791
Income (loss) from discontinued operations	518	4,735	6,420	23,770

	11,301	84,018	78,489	120,561

Net income	53,236	102,757	224,458	185,577
Preferred stock dividends	(2,062)	(3,791)	(13,434)	(15,163)

Income available to common stockholders	$51,174	$98,966	$211,024	$170,414

Basic earnings per share (EPS):
Income from continuing operations excluding gains	$0.26	$0.18	$0.95	$0.64
Gains in income from continuing operations	0.17	—	0.51	—

Income from continuing operations	0.43	0.18	1.46	0.64
Discontinued operations	0.12	0.98	0.87	1.56

Income available to common stockholders	$0.55	$1.16	$2.33	$2.20

Diluted EPS:
Income from continuing operations excluding gains	$0.25	$0.18	$0.95	$0.64
Gains in income from continuing operations	0.17	—	0.50	—

Income from continuing operations	0.42	0.18	1.45	0.64
Discontinued operations	0.12	0.98	0.87	1.55

Income	$0.54	$1.16	$2.32	$2.19

Weighted average shares outstanding for EPS:
Basic	93,399	84,995	90,625	77,489

Diluted	93,990	85,392	91,129	77,879

Reconciliation of Net Income to Funds From Operations (FFO)

In thousands, except per share data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net income to FFO
Net income	$53,236	$102,757	$224,458	$185,577
Preferred stock dividends	(2,062)	(3,791)	(13,434)	(15,163)
Real estate related depreciation and amortization	27,965	21,845	100,340	77,714
Depreciation in income from unconsolidated joint venture	668	—	1,703	—
Gains on sale of facilities	(26,880)	(79,283)	(118,114)	(96,791)

FFO available to common stockholders	52,927	41,528	194,953	151,337
Series B preferred dividend add-back	2,062	2,062	8,250	8,250

Diluted FFO	54,989	43,590	203,203	159,587
Impairments	—	—	—	83
Non-recurring settlement of delinquent tenant obligations	(1,667)	—	(3,632)	—

Recurring diluted FFO	$53,322	$43,590	$199,571	$159,670

Weighted average shares outstanding for FFO
Diluted weighted average shares outstanding	93,990	85,392	91,129	77,879
Series B preferred stock add-back	4,717	4,693	4,707	4,688

Fully diluted weighted average shares outstanding	98,707	90,085	95,836	82,567

Diluted per share amounts:
FFO	$0.56	$0.48	$2.12	$1.93

Recurring FFO	$0.54	$0.48	$2.08	$1.93

Dividends declared per common share	$0.41	$0.39	$1.64	$1.54

Recurring FFO payout ratio	76%	81%	79%	80%

Recurring FFO Coverage	1.32	1.23	1.27	1.25

Reconciliation of 2008 Net Income Guidance to 2008 Diluted FFO and Diluted FAD Guidance

	Low	High
Net income	$1.21	$1.26
Real estate related depreciation and amortization	1.21	1.21
Less: gains on sale	(0.23)	(0.23)
Dilution from convertible preferred stock	(0.02)	(0.02)

Diluted FFO guidance	$2.17	$2.22

Straight-lined rent	(0.11)	(0.11)
Non-cash stock-based compensation expense	0.05	0.05
Deferred finance cost amortization	0.03	0.03
Lease commissions and tenant and capital improvements	(0.06)	(0.07)

Diluted FAD guidance	$2.08	$2.12

Consolidated Balance Sheets

In thousands

	December 31, 2007	December 31, 2006
Assets
Real estate related investments:
Land	$301,100	$267,303
Buildings and improvements	2,896,876	2,581,484

	3,197,976	2,848,787
Less accumulated depreciation	(410,865)	(372,201)

Net real estate	2,787,111	2,476,586
Mortgage loans receivable, net	121,694	106,929
Investment in unconsolidated joint venture	52,637	— —

Net real estate related investments	2,961,442	2,583,515
Cash and cash equivalents	19,407	14,695
Receivables, net	3,808	7,787
Assets held for sale	— —	9,484
Other assets	159,696	89,333

Total assets	$3,144,353	$2,704,814

Liabilities and Stockholders’ Equity
Credit facility	$41,000	$139,000
Senior notes due 2008—2038	1,166,500	887,500
Notes and bonds payable	340,150	355,411
Accounts payable and accrued liabilities	107,844	77,829

Total liabilities	1,655,494	1,459,740
Minority interest	6,166	1,265
Stockholders’ equity:
Series A preferred stock	— —	90,049
Series B convertible preferred stock	106,445	106,450
Common stock	9,481	8,624
Capital in excess of par value	1,565,249	1,298,703
Cumulative net income	1,288,751	1,064,293
Accumulated other comprehensive income	2,561	1,231
Cumulative dividends	(1,489,794)	(1,325,541)

Total stockholders’ equity	1,482,693	1,243,809

Total liabilities and stockholders’ equity	$3,144,353	$2,704,814